Exhibit 99.1
NETEZZA ANNOUNCES SECOND QUARTER FISCAL 2009 FINANCIAL RESULTS
Second quarter performance driven by record revenues
Revenues increased 65% over the prior year
Second quarter GAAP diluted EPS was $0.05
Marlborough, Mass. — August 28, 2008 — Netezza Corporation (NYSE Arca: NZ), the global leader in data warehouse and analytic appliances, today reported its financial results for the second fiscal quarter ended July 31, 2008.
Jit Saxena, Netezza’s Chairman and Chief Executive Officer, stated, “We are extremely pleased with our results for our second quarter. Both new and existing customers across many diverse industries are leveraging the Netezza appliance to move their businesses forward. We continue to strengthen our position as an industry leader in providing performance, value, flexibility and scalability to world class international organizations.”
Total revenue for the second quarter of fiscal 2009 (fiscal year ending January 31, 2009) increased 65% to $47.0 million compared with $28.4 million for the same period one year ago. GAAP net income attributable to common stockholders for the second quarter of fiscal 2009 was $3.1 million compared with a GAAP net loss attributable to common stockholders of $2.5 million for the same period one year ago. Non-GAAP net income attributable to common stockholders for the second quarter of fiscal 2009 was $5.2 million compared with a non-GAAP net loss attributable to common stockholders of $0.2 million for the same period one year ago. GAAP diluted net income per share for the second quarter of fiscal 2009 was $0.05 compared with a GAAP diluted net loss per share of $0.20 for the same period one year ago. Non-GAAP diluted net income per share for the second quarter of fiscal 2009 was $0.08 compared with a non-GAAP diluted net loss per share of $0.01 for the same period one year ago.
Non-GAAP net income (loss) attributable to common stockholders, non-GAAP diluted net income per share and non-GAAP operating income exclude non-cash stock-based compensation, amortization of acquired intangible assets and, where applicable, accretion of preferred stock dividends. A reconciliation of GAAP to non-GAAP results has been provided in the financial statements included in this press release. An explanation of these measures is also included below under the heading “Use of Non-GAAP Financial Measures.”
Financial Guidance:
“Based upon continued strength in our overall business and the near term visibility, we are raising our revenue guidance from $172 million to the $182 million level for fiscal year 2009,” said Patrick Scannell, Senior Vice President and Chief Financial Officer of Netezza. “We have realized significant leverage in our operating model and are ahead of our own expectations this quarter. We will continue to make aggressive investments in our business and expect to keep non-GAAP operating income as a percentage of revenue at the current level for the near term. Our long term model for operating income levels remains unchanged.”
Use of Non-GAAP Financial Measures:
To supplement Netezza’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Netezza is presenting certain non-GAAP measures of financial performance. Netezza believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Netezza’s performance by excluding certain non-cash items that may not be indicative of Netezza’s core business or future outlook. The presentation of these non-GAAP measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Netezza’s results of operations as determined in accordance with GAAP.
The non-GAAP financial measures presented by Netezza exclude non-cash stock-based compensation, amortization of acquired intangible assets and, where applicable, accretion of preferred stock dividends. Because of the varying valuation methodologies and assumptions that companies use under FAS123(R) and that companies use to value and amortize acquired intangible assets, Netezza’s management believes that excluding non-cash stock-based compensation and amortization of acquired intangible assets allows investors to analyze Netezza’s recurring business over multiple periods and provide more meaningful comparisons with other companies. Upon the closing of Netezza’s initial public offering, accretion of preferred dividends was no longer applicable due to the conversion of preferred stock to common stock, and is therefore excluded to aid in comparing current and future operating results with those of past periods. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures provided in the financial statements included in this press release.
Second Quarter Conference Call:
Netezza will host a conference call and webcast at 8:30 AM Eastern Time (5:30 AM Pacific Time) on August 28, 2008 to discuss its second quarter fiscal year 2009 results and business outlook.
The conference call can be accessed by dialing +1 866 561-2601 for participants in the United States and by dialing +1 617 614-3518 for participants outside the United States. The passcode for the conference call is 34827681. A telephonic replay of the conference call will also be available two hours after the call and will run for two weeks. The replay can be accessed by dialing +1 888 286-8010 for participants in the United States and by dialing +1 617 801-6888 for participants outside the United States. The passcode for the replay is 11406939.

The webcast will be accessible from the “Investor Relations” section of Netezza’s website (http://www.netezza.com). The webcast will be archived on Netezza’s website for a period of one year.
About Netezza Corporation:
Netezza is the global leader in data warehouse appliances that dramatically simplify high-performance analytics for business users across the extended enterprise, delivering significant competitive and operational advantage in today’s information-intensive marketplaces. The Netezza Performance Server® (NPS®) family of streaming analytic™ appliances brings appliance simplicity to a broad range of complex data warehouse and analytic challenges. Customers who have realized the benefits of Netezza appliances include Ahold, Amazon.com, CNET Networks, Debenhams, Department of Veterans Affairs, Epsilon, Nationwide, Neiman Marcus, Orange UK, Premier, Inc., Ross Stores, Ryder System, Inc., The Carphone Warehouse and Virgin Media. Based in Marlborough, Mass., Netezza has offices in Washington, DC, the United Kingdom and Asia Pacific. For more information about Netezza, please visit www.netezza.com.
Netezza Performance Server, NPS and streaming analytic are trademarks of Netezza Corporation. Other names may be trademarks of their respective owners.
For Netezza Investors:
The statements set forth above include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to Netezza’s future financial performance and Netezza’s business prospects. These statements involve risk and uncertainties, including: market demand for our products; our limited operating history and history of losses; quarterly fluctuation of our business; our ability to attract and retain key personnel; competition in the data warehouse market; our dependence on certain key customers; our ability to protect our patents and intellectual property; our ability to defend against third party infringement claims, other litigation and contingent liabilities; and risks relating to operating internationally. For a further list and description of risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements in this release, we refer you to the “Risk Factors” section of Netezza’s Annual Report on Form 10-K for the year ended January 31, 2008, and most recent Quarterly Report on Form 10-Q, each of which is on file with the SEC and available in the investor relations section of Netezza’s website at http://www.netezza.com and on the SEC website at http://www.sec.gov. In addition, the forward-looking statements included in this press release represent our views as of August 28, 2008. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to August 28, 2008.

Netezza Corporation
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31,	January 31,
	2008	2008
Assets

Current assets
Cash and cash equivalents	$99,051	$46,184
Short term marketable securities	1,999	37,149
Accounts receivable	17,263	19,999
Inventory	28,194	31,611
Restricted cash	379	379
Other current assets	4,404	4,038

Total current assets	151,290	139,360

Property and equipment, net	6,513	5,467
Goodwill	3,304	—
Intangible assets, net	3,301	—
Long term marketable securities	51,321	53,775
Restricted cash	639	—
Other long term assets	906	150

Total assets	$217,274	$198,752

Liabilities and stockholders’ equity

Current liabilities
Accounts payable	$3,759	$5,533
Accrued expenses	5,891	5,494
Accrued compensation and benefits	4,039	5,244
Deferred revenue	44,904	30,588

Total current liabilities	58,593	46,859
Long term deferred revenue	14,499	15,418

Total liabilities	73,092	62,277

Stockholders’ equity	144,182	136,475

Total liabilities and stockholders’ equity	$217,274	$198,752

Netezza Corporation
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the six months ended
	July 31,		July 31,
	2008	2007	2008	2007
Revenue
Product	$35,134	$22,933	$66,460	$43,510
Services	11,901	5,467	20,151	10,232

Total revenue	47,035	28,400	86,611	53,742

Cost of revenue
Product	14,005	9,481	26,599	17,876
Services	2,888	1,956	4,992	3,604

Total cost of revenue	16,893	11,437	31,591	21,480

Gross Profit	30,142	16,963	55,020	32,262

Operating Expenses
Sales and marketing	15,292	9,962	28,622	19,631
Research and development	8,014	5,572	15,262	11,056
General and administrative	3,669	1,978	6,782	3,733

Total operating expenses	26,975	17,512	50,666	34,420

Operating income (loss)	3,167	(549)	4,354	(2,158)

Interest income	1,036	195	2,779	217
Interest expense	—	502	—	715
Other income (expense), net	(86)	51	(219)	220

Income (loss) before income taxes and accretion to preferred stock	$4,117	$(805)	$6,914	$(2,436)

Income tax provision	976	291	1,641	565

Net income (loss)	$3,141	$(1,096)	$5,273	$(3,001)

Accretion to preferred stock	—	1,370	—	2,853

Net income (loss) attributable to common stockholders	$3,141	$(2,466)	$5,273	$(5,854)

Net income (loss) per common share:
Basic	$0.05	$(0.20)	$0.09	$(0.56)
Diluted	$0.05	$(0.20)	$0.08	$(0.56)

Shares used in per common share calculations:
Basic	58,692	12,374	58,322	10,444
Diluted	66,541	12,374	66,908	10,444

Netezza Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts and percentages)
(unaudited)

	For the three months ended		For the six months ended		% change for the three months ended
	July 31,		July 31,		July 31, 2008 as compared with the
	2008	2007	2008	2007	three months ended July 31, 2007
Non-GAAP financial measures and reconciliation:

GAAP cost of product revenue	$14,005	$9,481	$26,599	$17,876
Non-cash stock-based compensation (1)	43	23	86	45
Amortization of acquired intangible assets (2)	4	—	4	—

Non-GAAP cost of product revenue	$13,958	$9,458	$26,509	$17,831

GAAP cost of service revenue	$2,888	$1,956	$4,992	$3,604
Non-cash stock-based compensation (1)	66	27	111	53
Amortization of acquired intangible assets (2)	79	—	79	—

Non-GAAP cost of service revenue	$2,743	$1,929	$4,802	$3,551

GAAP gross profit	$30,142	$16,963	$55,020	$32,262
Non-cash stock-based compensation (1)	109	50	197	98
Amortization of acquired intangible assets (2)	83	—	83	—

Non-GAAP gross profit	$30,334	$17,013	$55,300	$32,360

GAAP sales and marketing expenses	$15,292	$9,962	$28,622	$19,631	54%
Non-cash stock-based compensation (1)	601	257	1,172	506
Amortization of acquired intangible assets (2)	9	—	9	—

Non-GAAP sales and marketing expenses	$14,682	$9,705	$27,441	$19,125	51%

GAAP research and development expenses	$8,014	$5,572	$15,262	$11,056	44%
Non-cash stock-based compensation (1)	559	177	1,000	325
Amortization of acquired intangible assets (2)	45	—	45	—

Non-GAAP research and development expenses	$7,410	$5,395	$14,217	$10,731	37%

GAAP general and administrative expenses	$3,669	$1,978	$6,782	$3,733	85%
Non-cash stock-based compensation (1)	673	452	1,233	886
Amortization of acquired intangible assets (2)	12	—	12	—

Non-GAAP general and administrative expenses	$2,984	$1,526	$5,537	$2,847	96%

GAAP operating expenses	$26,975	$17,512	$50,666	$34,420	54%
Non-cash stock-based compensation (1)	1,833	886	3,405	1,717
Amortization of acquired intangible assets (2)	66	—	66	—

Non-GAAP operating expenses	$25,076	$16,626	$47,195	$32,703	51%

GAAP operating income (loss)	$3,167	$(549)	$4,354	$(2,158)
Non-cash stock-based compensation (1)	1,942	936	3,602	1,815
Amortization of acquired intangible assets (2)	149	—	149	—

Non-GAAP operating income (loss)	$5,258	$387	$8,105	$(343)

GAAP net income (loss) attributable to common stockholders	$3,141	$(2,466)	$5,273	$(5,854)
Non-cash stock-based compensation (1)	1,942	936	3,602	1,815
Amortization of acquired intangible assets (2)	149	—	149	—
Accretion to preferred stock (3)	—	1,370	—	2,853

Non-GAAP net income (loss) attributable to common stockholders	$5,232	$(160)	$9,024	$(1,186)

GAAP net income (loss) per common share — basic	$0.05	$(0.20)	$0.09	$(0.56)
Non-cash stock-based compensation (1)	0.04	0.08	0.06	0.17
Amortization of acquired intangible assets (2)	0.00	—	0.00	—
Accretion to preferred stock (3)	—	0.11	—	0.28

Non-GAAP net income (loss) per common share — basic	$0.09	$(0.01)	$0.15	$(0.11)

GAAP net income (loss) per common share — diluted	$0.05	$(0.20)	$0.08	$(0.56)
Non-cash stock-based compensation (1)	0.03	0.08	0.05	0.17
Amortization of acquired intangible assets (2)	0.00	—	0.00	—
Accretion to preferred stock (3)	—	0.11	—	0.28

Non-GAAP net income (loss) per common share — diluted	$0.08	$(0.01)	$0.13	$(0.11)

Shares used in per common share calculations:
Basic	58,692	12,374	58,322	10,444
Diluted	66,541	12,374	66,908	10,444
Footnotes — Adjustments

(1)	Represents non-cash compensation charges associated with stock options granted and accounted for in accordance with the fair market provisions of Statement of Financial Accounting Standards No. 123(R) as follows:

	For the three months ended		For the six months ended
	July 31,		July 31,
	2008	2007	2008	2007
Cost of product revenue	$43	$23	$86	$45
Cost of services revenue	66	27	111	53
Sales and marketing	601	257	1,172	506
Research and development	559	177	1,000	325
General and administrative	673	452	1,233	886

Total non-cash stock-based compensation expense	$1,942	$936	$3,602	$1,815

(2)	Represents amortization of acquired intangible assets in conjunction with Netezza’s acquisition of NuTech Solutions, Inc. on May 9, 2008 as follows:

	For the three months ended		For the six months ended
	July 31,		July 31,
	2008	2007	2008	2007
Cost of product revenue	$4	$—	$4	$—
Cost of services revenue	79	—	79	—
Sales and marketing	9	—	9	—
Research and development	45	—	45	—
General and administrative	12	—	12	—

Total amortization expense	$149	$—	$149	$—

(3)	Represents accretion of preferred stock dividends on Netezza’s Series A through D convertible redeemable preferred stock prior to its conversion to common stock on July 24, 2007.
Contact: Netezza Corporation
Investor Contact:
 Patrick J. Scannell, Jr., +1 508-382-8584
Senior Vice President & Chief Financial Officer
ir@netezza.com
or
Media Contact:
Virginia Lux, +1 508-382-8494
Director of Marketing Communications
vlux@netezza.com